UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2010

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) today announced that the Committee for Medicinal Products for Human Use (CHMP), the scientific committee of the European Medicines Agency (EMA), has issued a positive opinion for RELISTOR® (methylnaltrexone bromide) subcutaneous injection in pre-filled syringes. The CHMP's positive opinion for RELISTOR will now be forwarded to the European Commission for a final decision.  Progenics is also seeking approval to market RELISTOR in pre-filled syringes in the U.S. and awaits FDA action.  Pending respective approvals in the E.U. and U.S., Progenics expects that pre-filled syringe commercial launches would occur in the United States and European Union in the second quarter of 2011.

A copy of Progenics’ press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1	Press Release dated August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PROGENICS PHARMACEUTICALS, INC.
                                   By:  /s/ ROBERT A. MCKINNEY
                                        Robert A. McKinney
                                        Chief Financial Officer,
                                        Senior Vice President,
                                        Finance & Operations and
                                        Treasurer

Date:  August 5, 2010